SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2004

Belmont Bancorp.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

0-12724	34-1376776
(Commission File Number)	(I.R.S. Employer Identification No.)

325 Main Street, Bridgeport, Ohio	43912
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (740) 695-3323

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure.

On July 20, 2004, Belmont Bancorp. issued a press release announcing a cash dividend of $0.04 per common share payable on August 13, 2004 to shareholders of record as of July 30, 2004. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release issued by Belmont Bancorp. dated July 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belmont Bancorp.
(Registrant)

/s/ Wilbur R. Roat
Wilbur R. Roat
President & CEO

Dated: July 20, 2004